Exhibit 10.12
EXECUTION COPY
AMENDMENT NO. 7
Dated as of April 23, 2009
to
RECEIVABLES PURCHASE AGREEMENT
Dated as of November 30, 2001
This AMENDMENT NO. 7 (this “Amendment”) dated as of April 23, 2009 is entered into among ENERGY SERVICES FUNDING CORPORATION, a Delaware corporation, as the seller (the “Seller”), UGI ENERGY SERVICES, INC., a Pennsylvania corporation (“UGI”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), MARKET STREET FUNDING LLC, a Delaware limited liability company (as successor to Market Street Funding Corporation) (together with its successors and permitted assigns, the “Issuer”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”).
RECITALS
WHEREAS, the parties hereto have entered into that certain Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or otherwise modified from time to time, the “Agreement”);
WHEREAS, in connection with this Amendment and concurrently herewith, the Parties are entering into the Fourth Amended and Restated Fee Letter, dated the date hereof (the “A&R Fee Letter”); and
WHEREAS, the parties hereto wish to make certain changes to the Agreement as herein provided below;
NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows:
SECTION 1. Definitions. All capitalized terms used but not otherwise defined herein are used herein as defined in the Agreement.
SECTION 2. Amendments to the Agreement.
2.1 Section 1.6(b) of the Agreement is amended by replacing the rate “2.0% per annum” where it appears therein with the rate “3.00% per annum”.
2.2 The definition of “Alternate Rate” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:
“Alternate Rate” for any Settlement Period for any Portion of Capital of the Purchased Interest means an interest rate per annum equal to: (a) 2.00% per annum above the Euro-Rate for such Settlement Period, or, in the sole discretion of the Administrator, (b) the Base Rate for such Settlement Period; provided, however, that the “Alternate Rate” for any day while a Termination Event exists shall be an interest rate equal to 3.00% per annum above the Base Rate in effect on such day.

2.3 The definition of “Concentration Percentage” set forth in Exhibit I to the Agreement is amended by replacing the percentage “16.00%” where it appears in clause (b) thereof with the percentage “12.00%”.
2.4 The definition of “Concentration Reserve Percentage” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:
“Concentration Reserve Percentage” means, at any time, the largest of: (a) the sum of five largest Group D Obligor Percentages, (b) the sum of the three largest Group C Obligor Percentages, (c) the sum of two largest Group B Obligor Percentages and (d) the largest Group A Obligor Percentage.
2.5 The definition of “CP Rate” set forth in Exhibit I to the Agreement is amended by replacing the percentage “2.00%” where it appears therein with the percentage “3.00%”.
2.6 Clause (a) of the definition of “Defaulted Receivable” set forth in Exhibit I to the Agreement is amended by replacing the phrase “90 days from the original invoice date” where it appears therein with the phrase “60 days from the original due date”.
2.7 The definition of “Delinquent Receivable” set forth in Exhibit I to the Agreement is amended by replacing the phrase “90 days from the original invoice date” where it appears therein with the phrase “60 days from the original due date”.
2.8 The definition of “Dilution Reserve Percentage” set forth in Exhibit I to the Agreement is amended by replacing the number “2.0” where it appears therein with the number “2.25”.
2.9 Clause (d) of the definition of “Eligible Receivable” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:
(d) (i) that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of the Originator’s business or (ii) in the case of a Receivable arising in connection with the sale or assignment by the Originator to a Purchasing Utility of a Billing Program Receivable, such Receivable arises under an Approved Billing Program; provided, however, that Receivables described in clause (ii) above shall not constitute Eligible Receivables to the extent that the aggregate Outstanding Balance of such Receivables exceeds 20% of the aggregate Outstanding Balance of all Eligible Receivables,
2.10 The definition of “Facility Termination Date” set forth in Exhibit I to the Agreement is amended by replacing the date “April 23, 2009” where it appears in clause (a) thereof with the date April 22, 2010.

2.11 The definition of “Loss Reserve Percentage” set forth in Exhibit I to the Agreement is amended by replacing the number “2.0” where it appears therein with the number “2.25”.
2.12 The definition of “Receivable” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:
“Receivable” means any indebtedness and other obligations (whether or not earned by performance) owed to the Seller (as assignee of the Originator) or the Originator by, or any right of the Seller or the Originator to payment from or on behalf of, an Obligor (including a Purchasing Utility), whether constituting an account, chattel paper, instrument or general intangible, arising in connection with (i) property or goods that have been or are to be sold or otherwise disposed of, or services rendered or to be rendered by the Originator (including, in each case and without limitation, the sale of electricity or natural gas) or (ii) the sale or assignment by the Originator to a Purchasing Utility of a Billing Program Receivable, and, in each case, includes the obligation (if any) to pay any finance charges, fees and other charges with respect thereto; provided, however, that “Receivable” shall not include any Billing Program Receivable. Indebtedness and other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.
2.13 The definition of “Yield Reserve Percentage” set forth in Exhibit I to the Agreement is amended by replacing the number “1.5” where it appears in the formula therein with the number “2.0”.
2.14 The following defined terms and definitions thereof are added to Exhibit I of the Agreement in appropriate alphabetical order:
“Approved Billing Program” means any consolidated billing or similar agreement between a Purchasing Utility and the Originator pursuant to which the Originator may from time to time sell and/or assign receivables, which agreement has been approved in writing by the Administrator; provided, that if (i) the Originator delivers to the Administrator in writing and in accordance with Section 5.2 a copy of such an agreement (or a substantially final draft thereof) with a request that it be approved as an “Approved Billing Program” and (ii) the Administrator does not, on or prior to the date that is ten (10) Business Days following such delivery, notify the Originator or the Servicer that the Administrator is withholding such approval, the Administrator shall be deemed to have approved such agreement as an “Approved Billing Program” in accordance with this definition. Without limiting the generality of the foregoing, each of the following agreements shall be an Approved Billing Program: (x) that certain Consolidated Utility Billing Service and Assignment Agreement, contemplated to be entered into between Consolidated Edison Company of New York, Inc. and the Originator, containing terms and conditions in form and substance substantially similar to those set forth in the draft of such agreement previously delivered by the Originator to the Administrator on April 7, 2009 and (y) that certain Third Party Supplier Customer Account Services Master Service Agreement, dated November 6, 2008, by and between Public Service Electric and Gas Company and the Originator, a copy of which was delivered by the Originator to the Administrator on April 20, 2009.

“Billing Program Receivable” means a Receivable described in clause (i) of the definition of the term “Receivable”, which is sold and/or assigned by the Originator to a Purchasing Utility from time to time pursuant to an Approved Billing Program.
“Days’ Sales Outstanding” means, for any calendar month, an amount (expressed as a number of days) computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b) (i) the aggregate credit sales made by the Originator during the three calendar months ended on the last day of such calendar month divided by (ii) 90.
“Purchasing Utility” means a jurisdictional natural gas or electricity distribution company.
2.15 Clause (g) of Exhibit V to the Agreement is replaced in its entirety with the following:
(g) (i) the (A) Default Ratio shall exceed 2.25% or (B) Delinquency Ratio shall exceed 10.0% or (ii) the average for three consecutive calendar months of (A) the Default Ratio shall exceed 1.50%, (B) the Delinquency Ratio shall exceed 9.0%, (C) the Dilution Ratio shall exceed 1.75% or (iii) Days’ Sales Outstanding exceeds 45 days;
2.16 Schedule IV (Location of Records) to the Agreement is replaced in its entirety with the new Schedule IV attached to this Amendment (which new Schedule reflects the change of address previously communicated to the Administrator).
SECTION 3. Certain Representations, Warranties and Covenants. Each of the Seller, UGI and the Servicer, as to itself, hereby represents and warrants that:
(a) the representations and warranties of such Person contained in Exhibit III to the Agreement (as amended hereby) are true and correct as of the date hereof (including after giving effect to the filing of the financing statement amendments attached as Exhibit A hereto) (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

(b) the execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Agreement (as amended hereby) are within its corporate powers and have been duly authorized by all necessary corporate action on its part, and this Amendment and the Agreement (as amended hereby) are its valid and legally binding obligations, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally; and
(c) no Termination Event or Unmatured Termination Event has occurred, is continuing, or would occur as a result of this Amendment or the filing of the financing statement amendments attached as Exhibit A hereto.
SECTION 4. UCC Filings. The Seller hereby authorizes the Issuer (or the Administrator on its behalf) to file financing statements describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in the Agreement. The Administrator (on the Issuer’s behalf) agrees, and UGI and the Seller authorize the Administrator and the Issuer, to file (at UGI’s and the Seller’s expense) the UCC-3 financing statement amendments attached as Exhibit A hereto.
SECTION 5. Effectiveness. This Amendment shall become effective as of the date hereof when the Administrator shall have received (i) counterparts of this Amendment (whether by facsimile or otherwise), executed and delivered by each of the parties hereto, (ii) counterparts of the A&R Fee Letter duly executed by each of the parties thereto, (iii) confirmation that the “Maturity Extension Fee” has been paid in accordance with and as defined in the A&R Fee Letter and (iv) such other documents as the Administrator may reasonably request.
SECTION 6. References to Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby.
SECTION 7. Effect on the Agreement. Except as specifically amended above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
SECTION 8. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.
SECTION 9. Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

SECTION 10. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 11. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.
SECTION 12. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

ENERGY SERVICES FUNDING CORPORATION
By:
Name:
Title:
UGI ENERGY SERVICES, INC.
By:
Name:
Title:
Amendment No. 7 to
Receivables Purchase Agreement (UGI)

MARKET STREET FUNDING LLC
By:
Name:
Title:
Amendment No. 7 to
Receivables Purchase Agreement (UGI)

PNC BANK, NATIONAL ASSOCIATION, as Administrator
By:
Name:
Title:
Amendment No. 7 to
Receivables Purchase Agreement (UGI)

SCHEDULE IV
LOCATION OF RECORDS OF SELLER
460 North Gulph Road
King of Prussia, Pennsylvania 19406-2815
1 Meridian Boulevard
Reading, Pennsylvania 19610

Schedule IV-1

EXHIBIT A
FINANCING STATEMENT AMENDMENTS
(Attached)

Exhibit A-1